Exhibit 10.73

SECOND AMENDMENT TO AMENDED AND RESTATED
RECEIVABLES LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT (this “Amendment”) is made effective as of November 19, 2015, by and among each of the financial institutions identified under the caption “Lenders” on the signature pages of this Amendment (including without limitation Liberty Bank in such capacity) (each, a “Lender” and collectively, “Lenders”), LIBERTY BANK, a Connecticut non-stock mutual savings bank, as administrative and collateral agent for Lenders (in such capacity, together with its successors in such capacity, “Agent”) and BLUEGREEN CORPORATION, a Florida corporation (“Borrower”).

BACKGROUND

A.           Borrower, Agent and Lenders have previously entered into an Amended and Restated Receivables Loan Agreement dated December 11, 2012, as amended by (i) that certain First Amendment to Amended and Restated Receivables Loan Agreement dated December 6, 2013, (ii) that certain Letter Agreement dated April 15, 2014, and (iii) that certain Letter Agreement dated October 22, 2015 (as amended and as it may be further amended, restated or supplemented from time to time, the “Loan Agreement”).

B.           Borrower has requested and Agent and Lenders have agreed to amend the terms of the Loan Agreement subject to the terms and conditions set forth in this Amendment.

C.           All capitalized terms not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby and for other good and valuable consideration, the parties agree as follows:

1.           Definitions.

1.1           Section 1.1 of the Loan Agreement shall be and is hereby amended so that the following defined terms read, in their entirety, as follows:

“Borrower means Bluegreen Corporation, a Florida corporation, its successors and assigns.”

“Consumer Documents means, prior to the Final Rule Effective Date, the following documents used by Borrower in connection with the credit sale of Timeshare Interests:

(a)          Credit Application;

(b)          Evidence of FICO Score (to the extent required under Section 22.3);

(c)          Purchase Agreement (with Right of Rescission Notice);

(d)          Deed;

(e)          Mortgage;

(f)           Note (or Lost Note Affidavit, if applicable);

(g)          Owner Confirmation Interview (Acknowledgment of Representations);

(h)          Receipt for Timeshare Documents;

(i)           Servicing Disclosure Statement;

(j)           Privacy Act Notice (if applicable);

(k)          Certificate of Purchase of Owner Beneficiary Rights;

(l)           Disclosure Statement;

(m)         Settlement Statement (HUD-1); and

(n)          Good Faith Estimate of Settlement Charges.

“Consumer Documents means, on and after the Final Rule Effective Date, the following documents used by Borrower in connection with the credit sale of Timeshare Interests:

(a)          Credit Application;

(b)          Evidence of FICO Score (to the extent required under Section 22.3);

(c)          Purchase Agreement (with Right of Rescission Notice);

(d)          Deed;

(e)          Mortgage;

(f)          Note (or Lost Note Affidavit, if applicable);

(g)          Owner Confirmation Interview (Acknowledgment of Representations);

(h)          Receipt for Timeshare Documents;

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(i)           Servicing Disclosure Statement;

(j)           Privacy Act Notice (if applicable);

(k)         Certificate of Purchase of Owner Beneficiary Rights;

(l)           Closing Disclosure; and

(m)         Loan Estimate (to the extent required by Legal Requirements).

A sample form of each of the Consumer Documents from the jurisdictions representative of each Primary Project is attached hereto as part of Exhibit A.”

“Introductory Product means certain introductory products with FICO® scores and finance terms that are intended to be held in Borrower’s portfolio.”

“Manager” means the entity serving as the manager for a Project pursuant to a Management Agreement and any replacement manager for such Project approved by Agent, in its reasonable discretion. Bluegreen Resorts Management, Inc., BRKP LLC, BRM Bahamas, Ltd, Dennis Management, Vacation Resorts International, Inc., RAL Resort Property Management, Inc., Lake Condominium Owners’ Association, Inc., Ocean Towers Beach Club Condominium Association, Inc., Gold Crown Management, Inc., Eastman Management Services, Inc., New York Urban Ownership Management, LLC, Pohaku Resort Management, LLC and Resort Solutions Realty Inc. shall each be deemed by Agent to be an approved Manager or replacement manager for any Project. In the event that agent does not approve a Manager for any Project, then Agent shall have no obligation to make any further Advances under the Receivables Loan in connection with the applicable Project.

“Permitted Modifications means an amendment or other modification to the terms and conditions of a Timeshare Loan (a) of a Purchaser as a result of the Servicemembers Civil Relief Act, (b) with respect to a one percent (1%) increase or decrease in the related Timeshare Loan’s interest rate related to a Purchaser’s voluntary or involuntary election to commence or cease using an automatic payment option, as applicable, (c) in connection with an Upgraded Note Receivable, or (d) as a result of document corrections associated with the closing of a Timeshare Loan made in the ordinary course of Borrower’s business to fix typographical errors.”

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“Qualified Sale means a credit sale of a Timeshare Interest to a Purchaser, which is made by Borrower or its Affiliates or an FBS Developer in the ordinary course of its business and is consummated in compliance with all applicable Legal Requirements and in connection with which the Purchaser has made a down payment by cash, check or credit card and/or other cash payment of at least ten percent (10%) of the Sales Price (which down payment may, (i) in the case of an Upgraded Note Receivable or conversion in connection with an Introductory Loan, be represented in part or in whole by the principal payments and down payment made on, as applicable, such related Original Note, the related Introductory Loan or the related Timeshare Interest, since its date of origination or (ii) in the case of an Upgrade or a conversion in connection with an Introductory Product, be represented in whole or in part by the amount paid where the Purchaser has paid in full, whether at the point of sale or otherwise, for the original Timeshare Interest or Introductory Product, as applicable).”

“Receivables Loan Advance Period means the period of time commencing on the date of this Agreement through and including November 30, 2017.”

“Receivables Loan Interest Rate means until the occurrence of an Event of Default:

(a)          From November 19, 2015 until but not including the first calendar day of the following month, at a yearly rate which is equal to three-quarter percent (0.75%) per annum in excess of the WSJ Prime Rate in effect on November 19, 2015, provided that, in no event shall the interest rate on the Receivables Loan be less than 4.25% per annum.

(b)          On each WSJ Prime Rate Adjustment Date commencing on or after December 1, 2015, the yearly rate at which interest shall be payable on the unpaid principal balance of the Receivables Loan shall be, as applicable, increased or decreased to a rate which is equal to one-half percent (0.50%) per annum in excess of the WSJ Prime Rate in effect on the WSJ Prime Rate Determination Date, provided that, in no event shall the interest rate on the Receivables Loan be less than 4.00% per annum.”

“Receivables Loan Maturity Date means November 30, 2020.”

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“Upgraded Note Receivable means a new Qualified Note originated by the Borrower in connection with an Upgrade.”

2.          Additional Definitions. Section 1.1 of the Loan Agreement shall be and is hereby amended to add the following defined terms in proper alphabetical order, as follows:

“Final Rule Effective Date means October 3, 2015.”

“Introductory Loan shall mean a loan originated in connection with an Introductory Product.”

“Limited Power of Attorney means a limited power of attorney substantially in the form of Exhibit L attached hereto.”

“Lost Note Affidavit means a lost note instrument affidavit substantially in the form of Exhibit M attached hereto.”

“Original Note means a Note for which the related Purchaser has elected to effect an Upgrade and the Borrower has agreed to effect such Upgrade.”

“Upgrade means the process in which (A) an obligor of an Original Note elects to (i)(a) reconvey the existing Timeshare Interest for a new Timeshare Interest (such new Timeshare Interest having a greater dollar value than the existing Timeshare Interest) and (b) cancel the Original Note in exchange for an Upgraded Note Receivable secured by such new Timeshare Interest or (ii)(a) acquires additional Timeshare Interest and (b) cancels the Original Note in exchange for an Upgraded Note Receivable from the Borrower secured by the existing Timeshare Interest and the additional Timeshare Interest or (B) an owner of an existing Timeshare Interest that is fully paid elects to (i) reconvey such Timeshare Interest for a new Timeshare Interest (such new Timeshare Interest having a greater dollar value than the existing Timeshare Interest) or (ii) acquire additional Timeshare Interests.”

3.           Loan Amount. Section 2.1 of the Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

“2.1        Loan Amount. Subject to the other provisions and conditions of this Agreement, each Lender (severally, but not jointly) agrees, from time to time during the Receivables Loan Advance Period, to make its Pro Rata Share of Advances under the Receivables Loan to Borrower in amounts equal to the lesser of: (a) the sum of (i) eighty-five percent (85%) of the unpaid principal balance of Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans assigned to Agent, for the benefit of Lenders, in connection with such requested Advance, plus (ii) sixty percent (60%) of the unpaid principal balance of Non-Conforming Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans assigned to Agent, for the benefit of Lenders, in connection with such requested Advance, or (b) the Maximum Receivables Loan Amount.

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Notwithstanding anything to the contrary contained herein, at no time shall Agent or any Lender be required to make additional Advances to Borrower pursuant to the terms and conditions of this Agreement if, after giving effect to any such Advance, the result is that (i) the aggregate outstanding principal balance of the Receivables Loan based on Advances supported by Non-Conforming Qualified Timeshare Loans exceeds Ten Million Dollars ($10,000,000.00), (ii) the aggregate outstanding principal balance of the Receivables Loan exceeds the Maximum Receivables Loan Amount, or (iii) the aggregate outstanding principal balance of the Receivables Loan owed to any Lender (or its participant), exceeds such Lender’s Commitment Amount.”

4.           Other Advance Limitations. Subsection 2.2(e)(iv) of the Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

“(iv)        Notwithstanding the provisions of subsection (z) of the definition of Qualified Timeshare Loan, Timeshare Loans which otherwise satisfy the criteria of a Qualified Timeshare Loan but which involve the financed sale of a Timeshare Interest in a Unit in a Non-Primary Project (“Non-Primary Project Timeshare Loans”) may be considered Qualified Timeshare Loans, provided that, at any time thereafter not more than 35% of the then outstanding principal balance of all Qualified Timeshare Loans included in the Lender Portfolio Timeshare Loans and against which Agent and Lenders have made Advances may be comprised of such Non-Primary Project Timeshare Loans.”

5.           Supplementary Advances. Section 2.5 of the Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

“2.5           Supplementary Advances. In the event that the outstanding principal balance of the Receivables Loan is less than (a) 85% of the outstanding principal balance of all Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans, and (b) 60% of the outstanding principal balance of all Non-Conforming Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans, then Borrower may request supplementary Advances in an amount equal to such 85% and/or 60% limitation, as applicable, provided that (x) Borrower submits to Agent a Request for Supplementary Advance in the form attached hereto as Exhibit G, (y) Borrower is in compliance with Section 6.2, and (z) Agent and Lenders shall have no obligation to make such supplementary Advances (i) more often than once every calendar month, (ii) in an amount less than $100,000, (iii) after the expiration of the Receivables Loan Advance Period, (iv) after the occurrence but only during the continuance of an Incipient Default or an Event of Default, (v) which would cause the aggregate balances of all outstanding Advances to exceed the Maximum Receivables Loan Amount, or (vi) which would result in a violation of any of the limitations set forth in Section 2.2.”

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6.           Loan Balance Fee. Section 5.5 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“5.5        Loan Balance Fee. Borrower agrees to pay to Agent, for the benefit of Lenders, an annual fee (the “Loan Balance Fee”) calculated as of the beginning of each twelve (12) month period in an amount as provided below:

(a) for the twelve (12) month period commencing December 1, 2014 and continuing thereafter through and including November 30, 2015:

Average daily balance of Receivables Loan for the preceding twelve (12) month period:	Annual Loan Balance Fee for the next twelve (12) month period:

Less than $20,000,000	$250,000

Greater than or equal to $20,000,000, but less than $27,500,000	$200,000

Greater than or equal to $27,500,000, but less than $35,000,000	$75,000

Greater than or equal to $35,000,000	$0

(b) for the twelve (12) month period commencing December 1, 2015 and for each twelve (12) month period thereafter until the Receivables Loan Advance Period expires:

Average daily balance of Receivables Loan for the preceding twelve (12) month period:	Annual Loan Balance Fee for the next twelve (12) month period:

Less than $20,000,000	$250,000

Greater than or equal to $20,000,000, but less than $25,000,000	$200,000

Greater than or equal to $25,000,000, but less than $30,000,000	$150,000

Greater than or equal to $30,000,000, but less than $35,000,000	$50,000

Greater than or equal to $35,000,000	$0

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The Loan Balance Fee shall be fully earned as of the beginning of each twelve (12) month period and be due and payable on or before the date that is fifteen (15) days following the end of each such twelve (12) month period (for purposes of clarification, the first payment would be due by December 16, 2015 based on the period commencing December 1, 2014 through and including November 30, 2015).”

7.           Payments; Collections. Subsection 6.1(a) of the Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

“6.1        Collections. (a) All payments (principal, interest and fees) made on account of the Lender Portfolio Timeshare Loans shall be paid to Agent, for the benefit of Lenders, via wire transfer on the first (1st) and fifteenth (15th) day of each month pursuant to the Lockbox Agreement. Prior to the occurrence of an Event of Default, all such amounts received by Agent shall be applied twice a month by Agent, on the first (1st) and fifteenth (15th) day of the month (i) first to the payment of any fees, costs, expenses, charges and indemnification obligations payable by Borrower under the Loan Documents, including without limitation those payable under Section 29.6 and Section 29.19, or past due amounts owing by Borrower to Agent and Lenders in connection with the Receivables Loan, (ii) second, to interest accrued on the unpaid principal balance of the Receivables Loan through the preceding Business Day, (iii) third, to the principal balance of the Receivables Loan, and (iv) finally, to all other unpaid Obligations. Upon the occurrence of any Event of Default, all payments on the Lender Portfolio Timeshare Loans may be applied by Agent towards the repayment of the Obligations in such order as Agent may elect.”

8.          Additional Mandatory Payments. Section 6.2 of the Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

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“6.2        Additional Mandatory Payments. Notwithstanding the foregoing, if at any time the aggregate outstanding principal amount of the Receivables Loan outstanding is greater than (a) the sum of: (i) eighty-five percent (85%) multiplied by the remaining principal payments due under Qualified Timeshare Loans comprising the Lender Portfolio Timeshare Loans, plus (ii) sixty percent (60%) multiplied by the remaining principal payments due under Non-Conforming Qualified Timeshare Loans comprising the Lender Portfolio Timeshare Loans, or (b) any other restriction or limitation set forth in this Agreement, including without limitation, those set forth in Section 2.2, then within twenty (20) days after notice to Borrower, Borrower agrees to either (a) at Borrower’s sole option (i) prepay (without prepayment premium or penalty) an amount equal to such difference together with accrued interest thereon, or (ii) pledge additional Qualified Timeshare Loans or Non-Conforming Qualified Timeshare Loans, as applicable, as part of the Lender Portfolio Timeshare Loans in an amount sufficient to cure the deficiency, or (b) if requested by Borrower, at Agent’s sole option, prepay (without prepayment premium or penalty), in part, and pledge additional Qualified Timeshare Loans or Non-Conforming Qualified Timeshare Loans, in part, in a total amount sufficient to cure the deficiency.

Further notwithstanding the foregoing, if at any time (a) the aggregate outstanding principal amount of that portion of the Receivables Loan advanced against Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans outstanding is greater than eighty-five percent (85%) multiplied by the remaining principal payments due under Qualified Timeshare Loans comprising the Lender Portfolio Timeshare Loans, or (b) the aggregate outstanding principal amount of that portion of the Receivables Loan advanced against Non-Conforming Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans outstanding is greater than sixty percent (60%) multiplied by the remaining principal payments due under Non-Conforming Qualified Timeshare Loans comprising the Lender Portfolio Timeshare Loans, then Borrower acknowledges and agrees that Agent will cure such deficiency by reallocating the proceeds of Qualified Timeshare Loans or Non-Conforming Qualified Timeshare Loans to various components of the borrowing base formula to address such shortfall, if available.

For purposes of calculating required payments under this section, any Delinquent Loans or Timeshare Loans described in Sections 12.1(a), (b), (c) and (d) shall not be deemed to be Qualified Timeshare Loans or Non-Conforming Qualified Timeshare Loans.”

9.           Lockbox Agreement. The first paragraph of Section 7.3 of the Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

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“7.3       Lockbox Agreement. All amounts payable on account of the Lender Portfolio Timeshare Loans shall be received by a financial institution or other entity approved by Agent (“Lockbox Bank”) and transmitted by Lockbox Bank to Agent or any entity designated by Agent in accordance with the provisions of an amended and restated agreement among Borrower, Agent, Servicer and Lockbox Bank in form and content acceptable to Borrower and Agent (as the same may be amended, restated, modified or supplemented from time to time, the “Lockbox Agreement”). Bank of America, N.A. shall be deemed by Agent to be an approved Lockbox Bank. All payments on account of Lender Portfolio Timeshare Loans shall be directed to an account maintained by Borrower for the benefit of Agent with the Lockbox Bank and shall be transmitted to Agent by wire transfer by the Lockbox Bank on the first (1st) and fifteenth (15th) day of each month, pursuant to the Lockbox Agreement.”

10.         Release. Section 7.10 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“7.10      Release. In the event of (i) a partial prepayment of the Receivables Loan subject to the terms and conditions set forth in Section 6.6 of this Agreement, or (ii) a prepayment in full of the Receivables Loan and termination of this Agreement and the other Loan Documents, Agent shall release its security interest and assign or deliver to Borrower such Timeshare Loans, Notes, Mortgages and other related Collateral assigned to Agent, for the benefit of Lenders, under this Agreement or the other Loan Documents, provided that, if such prepayment is a partial prepayment of the Receivables Loan permitted under Section 6.6 of this Agreement, Agent and Borrower shall mutually agree as to the collateral pool to be released, so that (i) the quality and nature of the Timeshare Loans, Notes, Mortgages and other related Collateral from a credit underwriting standard after such release is materially consistent (other than seasoning) with the quality and nature of the Timeshare Loans, Notes, Mortgages and other related Collateral from the credit underwriting standard that existed immediately prior to such partial prepayment and release, (ii) Borrower maintains the borrowing base formula set forth in Section 2.1 of this Agreement equal to the sum of (a) eighty-five percent (85%) of the unpaid principal balance of Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans assigned to Agent in connection with prior Advances, plus (b) sixty percent (60%) of the unpaid principal balance of Non-Conforming Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans assigned to Agent in connection with prior Advances, and (iii) no Default or Event of Default will result from such release. All releases by Agent to Borrower shall be (a) in form reasonably satisfactory to Agent, and (b) at the Borrower’s cost and expense.”

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11.         Organization; Power. Subsection 8.1(a) of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“(a)         Borrower. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida, duly licensed or qualified and in good standing as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to result in a Material Adverse Change, having full power and lawful authority to enter into the Loan Documents, perform its obligations under the Loan Documents and carry on its business as it is now being conducted or as proposed to be conducted.”

12.         Insurance. Section 8.8 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“8.8        Insurance. All the insurance required by the Declarations related to Associations managed by the Vacation Club Manager, the Loan Documents and this Agreement to be obtained has been obtained, is presently in full force and effect and all premiums thereon have been fully paid when due to date. Each of Borrower’s certificates evidencing, as applicable, casualty or liability insurance and in respect to which Agent, for the benefit of Lenders, has been indicated as a loss payee, additional insured or certificate holder, as applicable, shall endeavor to provide that the related policy may not be canceled or materially changed except upon (i) endeavoring to provide thirty (30) days’ prior written notice, with respect to casualty insurance coverage, and (ii) endeavoring to provide thirty (30) days’ prior written notice, with respect to liability insurance coverage, of intention of non-renewal, cancellation or material change to Agent and that no act or thing done by Borrower shall invalidate any policy as against Agent or any Lender; provided, however, that Borrower agrees to use commercially reasonable efforts to require the applicable insurer to provide thirty (30) days’ prior written notice of cancellation. Agent has been named as an additional insured, certificate holder or loss payee on such certificates, as applicable. Notwithstanding the generality of the foregoing, this Section 8.8 relates only to Projects where Qualified Timeshare Loans are included within the Lender Portfolio Timeshare Loans assigned to Agent, for the benefit of Lenders.”

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13.         Condition of Project. Section 9.12 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“9.12     Condition of Project. None of the Projects are now damaged nor injured as a result of any fire, explosion, accident, flood or other casualty, where the risk of loss is not otherwise covered by insurance or exceeds $100,000 at such Project, subject to reasonable deductibles and not otherwise repaired, unless otherwise notified and approved by Agent.”

14.         Payment or Replacement of Timeshare Loans. Section 12.1 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“12.1     Delinquent Loans. Borrower shall pay to Agent, for the benefit of Lenders to be applied against the outstanding principal balance on the Receivables Loan, an amount equal to 85% of the then unpaid principal balance of any Timeshare Loan (or 60% of the then unpaid principal balance of such Timeshare Loan if it is a Non-Conforming Qualified Timeshare Loan) comprising part of the Lender Portfolio Timeshare Loans (without prepayment penalty or premium) in the event that: (a) such Timeshare Loan becomes a Delinquent Loan, (b) any applicable representation or warranty set forth at Sections 9 or 10 or elsewhere herein proves false with respect to such Timeshare Loan, or (c) Borrower shall fail to deliver a Title Insurance Policy, as required by Section 23.2 with respect to such Timeshare Loan. With respect to a Delinquent Loan, such payment shall be made on or before the thirtieth (30th) day after such Timeshare Loan has become a Delinquent Loan, computed without reference to any notice or grace period. With respect to a Timeshare Loan in respect of which a representation or warranty proves or becomes false or which Borrower is obligated to pay under subsection 12.1(c), such payment shall be made within thirty (30) days after Borrower becomes aware of such false representation or warranty, failure to confirm or failure to deliver, by receipt of notice from Agent or otherwise. Other than in connection with Permitted Modifications, Borrower may not cure any actual or anticipated delinquency of any Lender Portfolio Timeshare Loan by revising, rewriting or recasting the payment terms of such Timeshare Loan unless otherwise agreed to by Lender in writing in its sole discretion. If a Qualified Timeshare Loan or Non-Conforming Qualified Timeshare Loan is amended to cure a delinquency without Lender’s agreement, such Timeshare Loan shall be deemed a Delinquent Loan. In the event that the then outstanding principal balance of the Receivables Loan is less than 85% of the aggregate outstanding principal balances of the Timeshare Loans (or 60% of the aggregate outstanding principal balances of Timeshare Loans constituting Non-Conforming Qualified Timeshare Loans, as applicable) then comprising the Lender Portfolio Timeshare Loans (after removal of the applicable Delinquent Loans and Timeshare Loans described in subsection 12.1(c)), except to the extent Borrower has pledged additional Qualified Timeshare Loans or Non-Conforming Qualified Timeshare Loans for such Delinquent Loans, Agent, at its sole discretion, may waive the prepayment requirement set forth in the first sentence of this Section 12.1.”

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15.         Minimum Tangible Net Worth. Section 16.1 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“16.1     Minimum Tangible Net Worth. Borrower shall maintain Tangible Net Worth of not less than Two Hundred Forty-Five Million Eight Hundred and Eighty-Five Thousand Dollars ($245,885,000) as of the fiscal year ending December 31, 2015 and as of each fiscal year end thereafter.”

16.         Leverage Ratio. Section 16.2 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“16.2     Leverage Ratio. Borrower shall maintain a Leverage Ratio of not more than 1.75 to 1.0 as of December 31, 2015 and as of each fiscal year end thereafter. Such covenant will be calculated by Borrower consistent with the past practices of Borrower and utilizing the appropriate period-end dollar numbers from the consolidated financial statements of Borrower delivered to Agent in accordance with Section 17.2 or Section 17.4, as applicable, of the Loan Agreement.”

17.         Approval of Credit. Section 22.3 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“22.3      Approval of Credit. Subject to the exception and limitation set forth in Sections 2.2(e)(i) and 2.2(e)(iii), Agent shall have received evidence of a FICO Score for each Purchaser, together with a copy of such included with the package of Consumer Documents delivered to Agent.”

18.         Original Notes, Mortgages and Other Documents. Section 22.4 of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

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“22.4    Original Notes, Mortgages and Other Documents. Agent shall receive the original Notes (or Lost Note Affidavit), the original recorded Mortgages (or a copy thereof) and other documents required under Section 2.3 for the Timeshare Loans to be included in the Lender Portfolio Timeshare Loans and offered as security for the requested Receivables Loan Advance, which Mortgages shall have been duly executed, acknowledged and recorded (or will be recorded) and shall have been assigned to Agent, for the benefit of Lenders, in the manner required by this Agreement (as applicable) and which Notes shall have been endorsed to the order of Agent, for the benefit of Lenders, as required hereunder. If any Mortgage required to be delivered by this Section cannot be delivered because it is in the possession of the recording officer, a copy thereof marked “True Copy of Original Forwarded for Recording” may be delivered in lieu thereof and the original shall be delivered promptly upon availability from the recording officer.”

19.         Documents Received and Recorded; Confirmation of Recording. Sections 22.7 and 23.1 of the Loan Agreement and Exhibit F thereto shall be and are hereby deleted in their entirety.

20.         SEC Filings. All references in the Loan Agreement to Borrower’s SEC filings, shall hereafter be deemed to refer to the SEC filings of Borrower’s indirect parent, BFC Financial Corporation.

21.         Amendment Fee. As consideration for Agent and Lenders entering into this Amendment, Borrower hereby agrees to pay to Agent, for the benefit of Lenders, an amendment fee equal to $200,000.00 (the “Amendment Fee”), which fee was fully earned by Agent’s issuance of the commitment letter relating to the modifications contemplated hereunder and is non-refundable. The Amendment Fee is due and payable in full upon the closing of this Amendment.

22.         Updated Schedules and Exhibits. Each of the Schedules and Exhibits appended to this Amendment shall replace and supersede the corresponding Schedule or Exhibit appended to the Loan Agreement.

23.         Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses, including reasonable attorneys’ fees and costs of travel, lodging and meals incurred by Agent and Lenders in connection with the due diligence, review, preparation, negotiation, documentation and consummation of the transactions contemplated under this Amendment.

24.         Further Agreements and Representations. Borrower hereby:

24.1         ratifies, confirms and acknowledges that the Loan Agreement, as amended hereby, and all other Loan Documents to which Borrower is a party continue to be valid, binding and in full force and effect as to Borrower as of the date of this Amendment, and enforceable as to Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether construed in a proceeding in equity or at law) ;

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24.2         covenants and agrees to perform all of its obligations under the Loan Agreement, as amended hereby, and all other Loan Documents;

24.3         acknowledges and agrees that as of the date hereof, it does not have any defense, set-off, counterclaim or challenge against the payment of any sums owing to Agent or Lenders or the enforcement of any of the terms of the Loan Agreement, as amended hereby, or any of the other Loan Documents;

24.4         ratifies, confirms and continues all liens, security interests, pledges, rights and remedies granted to Agent, for the benefit of Lenders, by Borrower in the Loan Documents;

24.5         represents and warrants that all representations and warranties of Borrower as contained in the Loan Agreement and the other Loan Documents are true, correct and complete as of the date of this Amendment (except to the extent such representations and warranties specifically relate to an earlier date in which case Borrower hereby reaffirms such representations and warranties as of such earlier date);

24.6         represents and warrants that all schedules and exhibits attached to and made part of the Loan Agreement, as amended hereby, and the other Loan Documents are true, correct and complete as of the date of this Amendment; and

24.7         represents and warrants that no condition or event exists after taking into account the terms of this Amendment which would constitute an Incipient Default or an Event of Default.

25.         Other References. All references in the Loan Agreement and all the Loan Documents to the term “Loan Documents” shall mean the Loan Documents as defined therein, this Amendment and any and all other documents executed and delivered by Borrower pursuant to and in connection herewith.

26.         No Novation. Nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of any of the Loan Documents and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Agent, for the benefit of Lenders, in the Loan Agreement or the other Loan Documents.

27.         No Waiver. Nothing contained herein constitutes an agreement or obligation by Agent or any Lender to grant any further amendments to any of the other Loan Documents. Nothing contained herein constitutes a waiver or release by Agent or any Lender of any rights or remedies available to Agent or such Lender under the Loan Documents, at law or in equity.

28.         Inconsistencies. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the other Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and any other Loan Documents not inconsistent herewith shall remain in full force and effect.

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29.         Binding Effect. This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

30.         Governing Law. THIS AMENDMENT, THE LOAN DOCUMENTS AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, AND ALL THE RIGHTS OF THE PARTIES SHALL BE GOVERNED AS TO THE VALIDITY, INTERPRETATION, CONSTRUCTION, ENFORCEMENT AND IN ALL OTHER RESPECTS BY THE LAW OF THE STATE OF CONNECTICUT, THE PRIMARY PLACE OF BUSINESS OF AGENT, WITHOUT REGARD TO ITS RULES AND PRINCIPLES REGARDING CONFLICTS OF LAWS OR ANY RULE OR CANON OF CONSTRUCTION WHICH INTERPRETS AGREEMENTS AGAINST THE DRAFTSMAN.

31.         Waiver of Right to Trial by Jury. BORROWER, AGENT AND LENDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER OR UNDER ANY OF THE DOCUMENTS COLLATERAL HERETO, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, AGENT OR ANY LENDER WITH RESPECT HERETO OR TO ANY OF THE DOCUMENTS COLLATERAL HERETO, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, AGENT AND LENDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE OTHER PARTIES’ TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERM OF THIS SECTION.

The waiver and stipulations of the Borrower, Agent and Lenders in this Section shall survive the final payment or performance of all of the Obligations.

32.         Counterparts; Facsimile Signatures. This Amendment may be signed in any number of counterparts, each of which when so executed shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Amendment shall become effective upon Agent’s receipt of one or more counterparts hereof signed by Borrower, Agent and Lenders. Any signature on this Amendment delivered by Borrower by facsimile or other electronic transmission shall be deemed to be an original signature thereto.

33.         Time of the Essence. Time is of the essence in the performance by Borrower of all its obligations hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

BLUEGREEN CORPORATION

By:	/s/ Anthony M. Puleo
Anthony M. Puleo, Senior Vice President, CFO and Treasurer

AGENT:

LIBERTY BANK

By:	/s/ Jason M. Gordon
Jason M. Gordon, Vice President

LENDERS:

LIBERTY BANK

By:	/s/ Jason M. Gordon
Jason M. Gordon, Vice President

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